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                                                                    EXHIBIT 10.6


                            NEGATIVE PLEDGE AGREEMENT

        This Negative Pledge Agreement is made as of June 29, 2000, by and between Sunrise Technologies International, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

        In connection with the Loan and Security Agreement (the "Loan Agreement") being concurrently executed between Borrower and Bank, Borrower agrees as follows:

        1. Except as permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

            a. Any and all copyright rights, copyright applications, copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

            b. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            c. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

            d. All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

            e. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

            f. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            g. All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

            h. All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

            i. All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        2. It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement.

        3. Capitalized items used herein without definition shall have the same meanings as set forth in the Loan Agreement.

        4. In addition, Borrower shall not execute any negative pledge agreement related to any or all intellectual property as described above to any third Person.

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SUNRISE TECHNOLOGIES INTERNATIONAL, INC.    SILICON VALLEY BANK

By:    /s/ PETER E. JANSEN                  By:    /s/ SAM THOMPSON
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Title: Vice President, Finance & CFO        Title: Associate
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